Cyalume Technologies Announces Results for the Third Quarter 2011

WEST SPRINGFIELD, Mass, November 14, 2011 — Cyalume Technologies, Inc. (OTCBB:CYLU), the world leader in chemiluminescent technology, today announced its financial results for the three months ended September 30, 2011.  Cyalume reported revenues of $8.6 million and fully diluted EPS of $0.01, compared to sales of $11.7 million and fully diluted EPS of $0.06 for the third quarter of 2010.   Adjusted EBITDA, which is earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains and losses, and certain one-time gains or expenses totaled $1.7 million for the third quarter, compared to $4.0 million in the third quarter of 2010.

Third Quarter Revenue Breakdown by Revenue Sector:
•	Military Chemical Light: $4.6 million
•	Reflective: $1.1 million
•	Ammunition: $1.4 million
•	Commercial/Public Safety: $1.0 million
•	Cyalume Specialty Products: $0.5 million

“The third quarter proved in line with our expectations as U.S. military purchasing decreased due to the depletion of inventory balances.  However European sales remained robust and the reflective and commercial business performance increased significantly over the year-ago period.  The quarter was highlighted by the acquisition of the business of JFC Technologies, now known as Cyalume Specialty Products (CSP).   CSP benefits us not only as an in-house specialty chemicals supplier but also as they grow their other business lines, which will further support the diversification of our revenue streams and significantly enhance our performance and strategic advantages in the near-term,” stated Derek Dunaway, president and CEO.

“We continue to make significant progress in executing on our strategic plan to grow Cyalume into a multidimensional company that is recognized globally for its technological innovation and expertise.  We remain focused on expanding our customer base and end-market exposure by developing new products and exploring additional partnerships.  The opportunities in the ammunition and law enforcement markets are vast, and we are confident in our ability to grow sales and expand our footprint in those areas,” added Dunaway.

Third Quarter Highlights:
•	Acquisition of specialty chemicals manufacturer
•	Three-year contract renewal to supply the German Federal Office of Defense Technology & Procurement
•	Three contract extensions with NAMSA, the NATO Maintenance and Supply Agency

Cyalume will host a management call tomorrow, November 15, at 11:00 a.m. ET to discuss the quarter’s results.  The live webcast can be accessed on the investor relations page of the Cyalume website at investor.cyalume.com.  To participate in the call, dial (877) 312-7507 within the U.S., or (253) 237-1164 for international access, and provide conference ID 20222685.  A replay and transcript of the call will be posted to the investor relations page shortly after the conclusion of the call.

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About Cyalume Technologies, Inc.

Cyalume Technologies is the world leader in chemiluminescent (chemical-light) technology, producing different variations of chemical-light products in all light wavelengths for the ammunition, military and public safety markets. The products provide dependable light solutions for training and battlefield operations, safety and emergency demands and non-toxic ammunition alternatives. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical-light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume manufactures all of its active chemical components in the U.S. The Company has strategic partnerships with Rheinmetall Waffe Munition, GmbH, General Dynamics, Fiocchi Ammunition and Nammo Talley.

The Cyalume Technologies Holdings, Inc. logo is available at:

http://www.globenewswire.com/newsroom/prs/?pkgid=8101

Forward-Looking Statements:

Certain statements made in this press release constitute forward-looking statements that are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. All forward-looking statements speak only as of the date of this press release and the company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Results of Operations — Adjusted Basis

Adjusted net income is an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this information. We define adjusted net income as the net income of Cyalume excluding amortization expense. The adjusted net income measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. Adjusted net income is an important internal measurement for us. We measure the performance of the overall Company on this basis. The following are examples of how we use adjusted net income:

•	Senior management and the Board of Directors receive a quarterly analysis of our operating results that is prepared on an adjusted net income basis;
•	Our annual budget, as presented to the Board of Directors, is prepared on an adjusted net income basis

Despite the importance of this measure, we stress that adjusted net income is a non-GAAP financial measure that has no standardized meaning under U.S. GAAP and therefore, has limits in its usefulness to investors. Due to its non-standardized definition, adjusted net income (unlike U.S. GAAP net income) may not be comparable with the calculation of similar measures for other companies. Adjusted net income is presented solely to permit investors to more fully understand how management assesses our performance.

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Contact:

Aimee Gordon
Investor Relations
413-386-3434
agordon@cyalume.com

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Income
(in thousands, except shares and per share information)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010
Revenues	$8,601	$11,570
Cost of goods sold	4,629	5,483

Gross profit	3,972	6,087

Other expenses (income):
Sales and marketing	1,060	917
General and administrative	1,503	1,343
Research and development	489	402
Interest, net	563	631
Interest - related party	1	17
Amortization of intangible assets	451	441
Other, net	(232)	91

Total other expenses, net	3,835	3,842
Income before income taxes	137	2,245
Provision for (benefit from) income taxes	(107)	916

Net income	$244	$1,329

Net income per common share:
Basic	$0.01	$0.09
Diluted	$0.01	$0.06

Weighted average shares used to compute net income per common share:
Basic	17,381,750	15,511,183
Diluted	18,202,764	17,524,995

Source: Financial statements from Form 10-Q filed November 14, 2011.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Income
(in thousands, except shares and per share information)
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010
Revenues	$26,355	$29,859
Cost of goods sold	13,613	14,695

Gross profit	12,742	15,164

Other expenses (income):
Sales and marketing	3,258	2,481
General and administrative	4,557	4,109
Research and development	1,427	1,135
Interest, net	1,771	1,931
Interest - related party	35	49
Amortization of intangible assets	1,256	1,353
Other, net	(448)	-

Total other expenses, net	11,856	11,058
Income before income taxes	886	4,106
Provision for (benefit from) income taxes	(574)	1,585

Net income	$1,460	$2,521

Net income per common share:
Basic	$0.09	$0.16
Diluted	$0.08	$0.14

Weighted average shares used to compute net income per common share:
Basic	16,549,504	15,466,133
Diluted	18,279,284	16,240,932

Source: Financial statements from Form 10-Q filed November 14, 2011.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except shares and per share information)

	September 30,
	2011	December 31,
	(unaudited)	2010

Assets
Current assets:
Cash	$3,361	$4,086
Accounts receivable, net of allowance for doubtful accounts of $76 and $62 at September 30, 2011 and December 31, 2010, respectively	3,972	1,925
Inventories, net	12,223	9,920
Deferred income taxes	348	931
Prepaid expenses and other current assets	559	429

Total current assets	20,463	17,291

Property, plant and equipment, net	9,651	8,509
Goodwill	54,222	51,244
Other intangible assets, net	21,049	20,912
Restricted cash	750	-
Due from related party	3,676	-
Other noncurrent assets	186	286

Total assets	$109,997	$98,242

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of notes payable	$1,594	$1,453
Accounts payable	3,000	2,185
Accrued expenses and other current liabilities	2,383	2,362
Notes payable due to related parties	-	1,131
Income taxes payable	-	700

Total current liabilities	6,977	7,831

Notes payable, net of current portion	19,371	22,715
Line of credit due to related party	751	-
Deferred income taxes	6,376	8,147
Contingent consideration due to business combination	1,573	-
Other noncurrent liabilities	4,085	531

Total liabilities	39,133	39,224

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized; 18,177,719 and 15,748,570 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	18	16
Additional paid-in capital	99,597	89,452
Accumulated deficit	(28,320)	(29,780)
Accumulated other comprehensive loss	(431)	(670)

Total stockholders' equity	70,864	59,018

Total liabilities and stockholders' equity	$109,997	$98,242

Source: Financial statements from Form 10-Q filed November 14, 2011.

Cyalume Technologies Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010

Cash flows from operating activities:
Net income	$1,460	$2,521
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	819	577
Amortization	1,578	1,593
Provision for deferred income taxes	(1,265)	1,068
Stock-based compensation expense	970	875
Other non-cash expenses	88	186
Changes in operating assets and liabilities:
Accounts receivable	(1,708)	(920)
Inventories	(1,283)	377
Prepaid expenses and other current assets	(76)	(28)
Accounts payable and accrued liabilities	483	(169)
Income taxes payable	(765)	777

Net cash provided by operating activities	301	6,857

Cash flows from investing activities:
Payment relating to a business combination, net of $200 cash acquired	(2,300)	-
Proceeds from disposal of long-lived assets	-	207
Purchases of long-lived assets	(959)	(1,219)

Net cash used in investing activities	(3,259)	(1,012)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,432	-
Net repayment of line of credit	-	(3,200)
Repayment of notes payable	(1,278)	(9,859)
Proceeds from convertible notes payable	-	7,942
Payments to reacquire and retire common stock	(134)	-
Payment of debt issuance costs	-	(250)

Net cash provided by (used in) financing activities	2,020	(5,367)

Effect of exchange rate changes on cash	213	(9)

Net increase (decrease) in cash	(725)	469
Cash, beginning of period	4,086	2,003

Cash, end of period	$3,361	$2,472

Source: Financial statements from Form 10-Q filed November 14, 2011.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income to Adjusted Net Income
(in thousands)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010

Net income	$244	$1,329

Amortization of intangible assets	451	441

Adjusted net income	$695	$1,770

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income to Adjusted Net Income
(in thousands)
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010

Net income	$1,460	$2,521

Amortization of intangible assets	1,256	1,353

Adjusted net income	$2,716	$3,874

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010

Net income	$244	$1,329

Adjustments to arrive at EBITDA:
Interest, net	564	648
Provision for (benefit from) income taxes	(107)	916
Depreciation	297	248
Amortization	451	441

EBITDA	1,449	3,582

Adjustments to arrive at adjusted EBITDA:
Other one-time expenses (1)	215	369

Adjusted EBITDA	$1,664	$3,951

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2011	2010

Net income	$1,460	$2,521

Adjustments to arrive at EBITDA:
Interest, net	1,806	1,980
Provision for (benefit from) income taxes	(574)	1,585
Depreciation	819	577
Amortization	1,256	1,353

EBITDA	4,767	8,016

Adjustments to arrive at adjusted EBITDA:
Other one-time expenses (1)	1,097	906

Adjusted EBITDA	$5,864	$8,922

(1)	Non-cash stock-based compensation, foreign exchange (gains)/losses and amortization of inventory step-up